Exhibit 4.26

                          FIRST AMENDMENT AGREEMENT

                         dated as of October 6, 1995

                                    among

                             MISTIC BRANDS, INC.

                            TRIARC COMPANIES, INC.

                         THE LENDERS SIGNATORY HERETO

                                     and

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                                   as Agent

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                          FIRST AMENDMENT AGREEMENT

   FIRST AMENDMENT AGREEMENT (this "Agreement") dated as of October 6, 1995 among MISTIC BRANDS, INC., a corporation organized under the laws of Delaware (the "Borrower"), TRIARC COMPANIES, INC., a corporation organized under the laws of Delaware (the "Guarantor"), each of the lenders which is a signatory hereto (the "Lenders") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

   WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of August 9, 1995 (the "Credit Agreement") pursuant to which the Lenders have extended credit to the Borrower evidenced by certain Promissory Notes issued by the Borrower and guarantied by the Guarantor under the Unconditional Guaranty;

   WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent have agreed to enter this Agreement to provide for modification to certain of the Facility Documents to reflect the Guarantor's interest in the Borrower as 873 shares of the Common Stock instead of 884.25 shares; and

   WHEREAS, the Facility Documents, as amended and supplemented by this Agreement (including, without limitation, this Agreement), and as each may be amended or supplemented from time to time, are referred to herein as the "Amended Facility Documents".

   NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        ARTICLE 1.     AMENDMENTS TO EXISTING AGREEMENTS.

   Section 1.01. Amendment to Credit Agreement. Each of the Borrower and the Guarantor and, subject to the satisfaction of the conditions set forth in Section 3, the Agent and the Lenders hereby consents and agrees that Section 6.10 of the Credit Agreement is hereby amended to substitute "873" in place of "884.25".

   Section 1.02. Amendment to Pledge Agreement. Each of the Guarantor and, subject to the satisfaction of the conditions set forth in Section 3, the Agent and the Lenders hereby consents and agrees that Schedule A to the Pledge Agreement is hereby amended to substitute "873" in place of "884.25".

   Section 1.03. Amendments to SAR Agreement. Each of the Borrower and the Guarantor and, subject to the satisfaction of the conditions set forth in Section 3, the Agent and the Lenders hereby consents to the amendments to the SAR Agreement set forth below:

        (a) Section 2.03 of the SAR Agreement is hereby amended to substitute "$28,636.88" in place of "$28,272.55"; and

        (b) Section 3.04 of the SAR Agreement is hereby amended to substitute "873" in place of "884.25".

        ARTICLE 2.     REPRESENTATIONS AND WARRANTIES.

   Each of the Borrower and the Guarantor hereby represents and warrants that as of the Effective Date:

   Section 2.01.  Existing Representations and Warranties.
Each of the representations and warranties contained in Article 6 of the Credit Agreement and in each of the other Amended Facility Documents are true and correct in all material respects (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date).

   Section 2.02. No Defaults. No event has occurred and no condition exists which would constitute a Default or an Event of Default under the Amended Facility Documents.

   Section 2.03. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrower and the Guarantor of the Amended Facility Documents to which it is a party do not and will not: (a) require any consent or approval of the Guarantor's stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board) or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Amended Facility Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or (f) cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

   Section 2.04. Legally Enforceable Agreements. Each Amended Facility Document to which the Borrower or the Guarantor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        ARTICLE 3.     CONDITIONS PRECEDENT.

   The consent and the agreement of the Agent and the Lenders to the amendments set forth in Section 1 are subject to the condition precedent that the Agent shall have received on or before October 6, 1995 (the "Effective Date") each of the following, in form and substance satisfactory to the Agent and its counsel:

        (a) counterparts of this Agreement executed by each of the Borrower, the Guarantor, the Lenders and the Agent;

        (b) replacement stock certificates representing all of the outstanding capital stock of the Borrower held by the Guarantor together with undated stock powers executed in blank;
and

        (c) a legal opinion of the Vice President and Associate General Counsel of the Guarantor, in substantially the form of Exhibit A.

        ARTICLE 4.     MISCELLANEOUS.

   Section 4.01. Defined Terms. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

   Section 4.02. Reaffirmation. Each of the Borrower and the Guarantor acknowledges that the Liens granted to the Agent under the Security Documents in and to the Collateral secures all of the Obligations under the Credit Agreement and the other Amended Facility Documents. Each of the Borrower and the Guarantor further acknowledges and reaffirms all of its other respective obligations and duties under the Amended Facility Documents to which it is a party.

   Section 4.03. Amendments and Waivers. Any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantor, the Agent and the Required Lenders, or by the Borrower, the Guarantor and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders.

   Section 4.04. Expenses. The Borrower shall reimburse the Agent on demand for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Amended Facility Document and any other documents prepared in connection herewith or therewith.

   Section 4.05. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders, the Borrower and the Guarantor by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective:
(a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

   Section 4.06. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

   Section 4.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

   Section 4.08. Integration. The Amended Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

   SECTION 4.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 MISTIC BRANDS, INC.


                                 By: Ernest J. Cavallo
                                     Name: Ernest J. Cavallo
                                     Title: President and CFO


                                 Address for Notices:

                                 Mistic Brands, Inc.
                                 2525 Palmer Avenue
                                 New Rochelle, NY 10801
                                 Attention: Chief Financial
                                           Officer
                                 Telecopier No.: (914) 637-0020

                                 With a copy to:

                                 Triarc Companies, Inc.
                                 900 Third Avenue
                                 New York, New York 10022
                                 Attention: Executive Vice
                                           President and
                                           General Counsel
                                 Telecopier No.: (212) 230-3216


                                 TRIARC COMPANIES, INC.


                                 By:  John L. Cohlan
                                     Name: John L. Cohlan
                                     Title: Senior Vice
                                           President -
                                           Corporate Finance


                                 Address for Notices:

                                 900 Third Avenue
                                 New York, New York 10022
                                 Attention:Executive Vice
                                           President and
                                           General Counsel
                                 Telecopier No.: (212) 230-3216


                                 AGENT:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                 By:  Michael D. Anthony
                                     Name: Michael D. Anthony
                                     Title: Vice President

                                 Address for Notices:

                                 New York Agency
                                 4 Chase Metrotech Center
                                 13th Floor
                                 Brooklyn, NY 11245
                                 Attention: Lucy D'Orazio
                                 Telecopier No.: (718) 242-6909

                                 with a copy to:

                                 31 Mamaroneck Avenue
                                 White Plains, NY 10601
                                 Attention: Michael D. Anthony
                                 Telecopier No.: (914) 328-8373

                                 LENDERS:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                 By: Michael D. Anthony
                                     Name: Michael D. Anthony
                                     Title: Vice President

                                 Lending Office and Address for
                                 Notices:

                                 31 Mamaroneck Avenue
                                 White Plains, NY 10601
                                 Attention: Michael D. Anthony
                                 Telecopier No.: (914) 328-8373
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